As filed with the Securities and Exchange Commission on December 22, 1998
                                               Registration No. 333-____________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  Viasoft, Inc.
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             (Exact name of Registrant as specified in its charter)

           Delaware                                              94-2892506
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(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                 3033 North 44th Street, Phoenix, Arizona 85018
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    (Address of Registrant's Principal Executive Offices, including zip code)

                   Viasoft, Inc. Employee Stock Purchase Plan
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                            (Full title of the plan)

            Steven D. Whiteman, President and Chief Executive Officer
                                  Viasoft, Inc.
                             3033 North 44th Street
                             Phoenix, Arizona 85018
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                     (Name and address of agent for service)

                                 (602) 952-0050
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          (Telephone number, including area code of agent for service)

                         CALCULATION OF REGISTRATION FEE

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                                       PROPOSED        PROPOSED
   TITLE OF                            MAXIMUM         MAXIMUM
  SECURITIES           AMOUNT          OFFERING       AGGREGATE      AMOUNT OF
    TO BE              TO BE            PRICE         OFFERING     REGISTRATION
  REGISTERED        REGISTERED(1)    PER SHARE (2)      PRICE           FEE
  ----------        -------------    -------------      ------          ---
Common Stock,          400,000           $6.328       $2,531,200      $703.67
$.001 par value
================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares as may be required by reason of any stock dividend, recapitalization, stock split, reorganization, merger, consolidation, combination or exchange of shares or other similar change affecting the stock.

(2) Estimated pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee using the average of the high and low sales prices for shares of Common Stock of Viasoft, Inc. on December 17, 1998, as reported on the Nasdaq National Market.

                                                                    Page 1 of 26
                                                         Exhibit Index on Page 4

                           INCORPORATION BY REFERENCE

              Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed by Viasoft, Inc. (the "Company") under Registration Number 33-89870, as filed with the Securities and Exchange Commission on March 1, 1995, and as amended, with respect to securities offered pursuant to the Company's Employee Stock Purchase Plan, as amended, are hereby incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, in the State of Arizona, on December 18, 1998.

                                      VIASOFT, Inc.

                                      By:  /s/ Steven D. Whiteman
                                           -------------------------------------
                                           Steven D. Whiteman
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                    Date
         ---------                          -----                    ----

/s/ Steven D. Whiteman               Chief Executive           December 18, 1998
------------------------------       Officer and Director
Steven D. Whiteman

/s/ Mark R. Schonau                  Chief Financial           December 18, 1998
------------------------------       Officer; Vice
Mark R. Schonau                      President; Treasurer

*/s/ John J. Barry III               Director                  December 18, 1998
------------------------------
John J. Barry III

*/s/ Alexander S. Kuli               Director                  December 18, 1998
------------------------------
Alexander S. Kuli

*/s/ J. David Parrish                Director                  December 18, 1998
------------------------------
J. David Parrish

*/s/ Arthur C. Patterson             Director                  December 18, 1998
------------------------------
Arthur C. Patterson

*By  /s/ Steven D. Whiteman
     -------------------------
        Steven D. Whiteman
        Attorney-in-Fact

                                  EXHIBIT INDEX

 EXHIBIT                                                              PAGE OR
 NUMBER                    DESCRIPTION                          METHOD OF FILING
 ------                    -----------                          ----------------

   4       Viasoft, Inc. Employee Stock Purchase Plan,               Page 5
           as amended through November 18, 1998

   4       Form of opinion rendered by Catherine R. Hardwick,        Page 17
           General Counsel and Secretary for the Registrant
           (including consent)

  23.1     Consent of Independent Public Accountants                 Page 18

  23.2     Consent of Counsel                                     See Exhibit 5

  24.1     Power of Attorney of John J. Barry III                    Page 19

  24.2     Power of Attorney of Arthur C. Patterson                  Page 21

  24.3     Power of Attorney of Alexander S. Kuli                    Page 23

  24.4     Power of Attorney of J. David Parrish                     Page 25